Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement (Form S-3) of our report dated March 25, 2022, with respect to the consolidated financial statements of TMC the metals company Inc. (the “Company”) as at and for the years ended December 31, 2021 and December 31, 2020.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Vancouver, Canada

September 16, 2022